SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549



                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



   Date of report (Date of earliest event reported):  December 28, 1998




                           STRYKER CORPORATION
            (Exact name of registrant as specified in charter)





        MICHIGAN                  0-9165                 38-1239739
    (State or other            (Commission             (IRS employer
    jurisdiction of            file number)         identification no.)
     incorporation)


P.O. Box 4085,                              49003-4085
Kalamazoo, Michigan                         (Zip Code)
(Address of principal
executive offices)



(616) 385-2600
(Registrant's telephone number, including area code)


     ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS.

               On December 28, 1998 and January 5, 1999, Stryker Corporation (the "Company") issued an aggregate of 229,801 shares of its Common Stock, $.10 par value, to certain non-United States persons in exchange for an equivalent number of shares of Matsumoto Medical Instruments, Inc., a corporation organized under the laws of Japan that was 76.8% owned by the Company prior to such transactions ("MMII"), in an offshore transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. An additional 35,465 shares of MMII stock were purchased from certain of such persons for cash on December 28, 1998. As a result of these transactions, the Company's ownership percentage of MMII increased to 92.4%. No underwriter or placement agent was used in connection with these transactions.



                              SIGNATURES



               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  January 11, 1999

                                        STRYKER CORPORATION



                                        By:  /s/ David J. Simpson
                                             David J. Simpson
                                             Vice President, Chief
                                             Financial Officer and
                                             Secretary